                                  Exhibit 3.1             FEDERAL IDENTIFICATION
                                                                  NO. 04-2897945
   JSD
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Examiner
        WB

  N/A
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Name
Approved
                       THE COMMONWEALTH OF MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                             ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)

We,     D. Verne Sharma                                             , *President
    ---------------------------------------------------------------

and     James A. Lightman                           , *Clerk / *Assistant Clerk,
    -----------------------------------------------

of      Summit Technology, Inc.
    -------------------------------------------------------------------------- ,
                    (Exact name of corporation)

located at    21 Hickory Drive, Waltham, MA 02154
           ------------------------------------------------------------------- ,
                      (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

         Three (3)
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          (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on
    4/29    , 1999, by vote of:
-----------     --

27,404,640 shares of   Common, $.01 par value  of 31,153,765 shares outstanding,
----------           -------------------------    ----------
                   (type, class & series, if any)

          shares of                         of           shares outstanding, and
---------           -----------------------    ---------
                   (type, class & series, if any)

          shares of                            of            shares outstanding,
---------           --------------------------    ----------
                   (type, class & series, if any)

(1)**being at least a majority of each type, class or series outstanding and entitled to vote thereon: / or (2)**being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:


*Delete the inapplicable words.       **Delete the inapplicable clause.
(1) For amendments adopted pursuant to Chapter 156B, Section 70.
(2) For amendments adopted pursuant to Chapter 156B, Section 71.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

    4
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P.C.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

   WITHOUT PAR VALUE STOCKS                   WITH PAR VALUE STOCKS
--------------------------------  ------------------------------------------------
TYPE         NUMBER OF SHARES         TYPE     NUMBER OF SHARES      PAR VALUE
--------------------------------  ------------------------------------------------
Common:                              Common:       60,000,000         $0.01
--------------------------------  ------------------------------------------------

--------------------------------  ------------------------------------------------
Preferred:                           Preferred:     5,000,000         $0.01
--------------------------------  ------------------------------------------------

--------------------------------  ------------------------------------------------

Change the total authorized to:

 WITHOUT PAR VALUE STOCKS                   WITH PAR VALUE STOCKS
--------------------------------  ------------------------------------------------
TYPE         NUMBER OF SHARES         TYPE     NUMBER OF SHARES      PAR VALUE
--------------------------------  ------------------------------------------------
Common:                              Common:      100,000,000         $0.01
--------------------------------  ------------------------------------------------

--------------------------------  ------------------------------------------------
Preferred:                           Preferred:     5,000,000         $0.01
--------------------------------  ------------------------------------------------

--------------------------------  ------------------------------------------------

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.


Later effective date:
                      ----------------------------


SIGNED UNDER THE PENALTIES OF PERJURY, this 29th day of April, 1999.

          /s/ D. Verne Sharma
-----------------------------------------, *President
          D. Verne Sharma


          /s/ James A. Lightman
-----------------------------------------, *Clerk/*Assistant Clerk
          James A. Lightman


*Delete the inapplicable words.

                       THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)

                 ==============================================

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $40,000.00 having been paid, said articles are deemed to have been filed with me this 30th day of April 1999.

Effective date:
               ----------------------


                           /s/ William Francis Galvin
                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth


                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:

                         Mary C. Kelly Burke
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                         Ropes & Gray
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                         One International Place, Boston, MA 02110-2624
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                    Telephone: 617-951-7545
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